                                                                    Exhibit 10.4

                                    Schedule
                                     to the
                                Master Agreement

                            dated as of June 28, 2001

                                     between

Deutsche Bank AG, New York Branch       and          IKON Receivables, LLC

          ("Party A")                                       ("Party B")

                                     Part 1
                             Termination Provisions

In this Agreement:

(a)  Specified Entity. "Specified Entity" is not applicable to Party A or Party
     B.

(b) Specified Transactions. "Specified Transaction" has the meaning specified in Section 14.

(c) Breach of Agreement. The "Breach of Agreement" provision of Section 5(a)(ii) will not apply to either Party A or Party B.

(d) Credit Support Default. The "Credit Support Default" provision of Section 5(a)(iii) is hereby amended by adding, at the end thereof, the following:
     "provided that, not withstanding anything to the contrary contained in this Agreement or this Section 5, an Event of Default relative to the Credit Support Provider will not constitute an Event of Default with respect to Party B."

(e) Misrepresentation. The "Misrepresentation" provision of Section 5(a)(iv) will not apply to either Party A or Party B.

(f) Default under Specified Transaction. The "Default under Specified Transaction" provision of Section 5(a)(v) will not apply to either Party A or Party B.

(g) Cross Default. The "Cross Default" provisions of Section 5(a)(vi) will not apply to either Party A or Party B.

(h) Tax Event. The "Tax Event" provisions of Section 5(b)(ii) will not apply to either Party A or Party B.

(i) Tax Event Upon Merger. The "Tax Event Upon Merger" provision of Section 5(b)(iii) will not apply to either Party A or Party B.

(j) Credit Event upon Merger. The "Credit Event Upon Merger" provision (Section 5(b)(iv)) will not apply to Party A or Party B.

(k)  Automatic Early Termination. The "Automatic Early Termination" provision of
     Section 6(a) will not apply to Party A or Party B.

(l) Payments on Early Termination. For the purpose of Section 6(e) but subject to part 5 of this Schedule:

     (i) Market Quotation will apply, other than for an Additional Termination Event.

     (ii) The Second Method will apply, other than for an Additional Termination Event.

(m)  Termination Currency. "Termination Currency" shall be United States
     Dollars.

(n) Requirement to Post Collateral. In the event that the long term unsecured debt credit rating assigned to the Party A Guarantor is reduced below either "A+" by S&P or "A-1" by Moody's (such an occurrence, a Level I Downgrade"), Party A shall (I) promptly, but in any event not later than two (2) Local Business Days following the date of the Level I Downgrade, give Party B notice of the Level I Downgrade and (ii) provide, at its own cost, credit support ("Level I Collateral") in the manner and to the extent set forth in the Credit Support Annex (the "Credit Support Annex") between Party A and Party B attached as Exhibit A hereto, on or before the fifteenth business day after the date of the Level I Downgrade.

(o) Additional Termination Event. Additional Termination Event will apply as follows. The occurrence of any of the following events (each such occurrence, a "Level II Downgrade") shall be an Additional Termination Event, with Party A as the sole Affected Party, and notwithstanding anything to the contrary in this Agreement, the provisions of Part 1(p) of this Schedule will apply if any Additional Termination Event occurs:

     (i) Party A (including any successor to Party A under this Agreement as a result of any merger, consolidation or transfer of assets involving Party A) at any time is rated below the applicable Specified Rating (as so defined) by any of the Rating Agencies (as so defined);

     (ii) any of the Rating Agencies withdraws its rating for the Specified Rating of Party A.

     (iii) Party A fails to take the actions set forth in Part 1(n) of this Schedule upon the occurrence of a Level I Downgrade within the time period set forth in Part 1(n) of this Schedule.

For purposes of this Agreement, "Rating Agency" means each of Standard & Poor's Rating Services ("S&P"), and Moody's Investors Service, Inc. ("Moody's"), and the "Specified Rating" of Party A and related "Specified Ratings" are as follows:

     Specified Rating                                     Specified Rating and Rating Agency
     ----------------                                     ----------------------------------
     long-term senior unsecured debt credit rating                 "A-"-- S&P
                                                                 "A-3" -- Moody's

(p)  Termination Rights and Consequences of an Additional Termination Event.
     Section 6(b) is hereby amended, at the end thereof, by the insertion of the following: "notwithstanding anything to the contrary in this Agreement or this Section 6(b), neither party may designate an Early Termination Date in connection with an Event of Default relating to the Credit Support Provider."

Notwithstanding Section 6(b)(iv) of this Agreement, upon the occurrence of any of the Additional Termination Events listed in items (i) or (ii) of Part 1(o) of this Schedule:

     (A) Party A shall promptly, but in any event, not later than two (2) Local Business Days following a Downgrade, give Party B notice of the circumstances constituting the relevant Downgrade.

     (B) In the event of a Level II Downgrade, Party A shall, at its own cost or benefit, either (x) on or before the 30th day after the date of such Level II Downgrade, cause a substitute swap counterparty ("X") that (i) is reasonably acceptable to Party B and the Credit Support Provider, (ii) has a long-term unsecured debt rating (or a counterparty or financial program rating, or the equivalent) sufficient to maintain the then-current ratings of the Notes as required by each of the Rating Agencies to assume the obligations of Party A under the Transaction or replace the Transaction with a transaction on identical terms, with X to be "Party A"; or (y) on or before the 15th business day after the date of such Level II Downgrade, deliver additional credit support ("Level II Additional Collateral") in addition to the Level I Collateral, in the manner set forth in the Credit Support Annex, in either case, in such manner (i) that is satisfactory to Party B and the Credit Support Provider and (ii) as is necessary for the Rating Agencies to confirm not later than that day that the arrangements and/or Level II Collateral delivered are sufficient to maintain or, if applicable, restore their respective ratings of the Notes to the ratings in effect immediately before the Level II Downgrade. For this purpose, "Notes" means the IKON Receivables, LLC Lease-Backed Notes, Series 2001-1.

     (C) If Party A shall fail to comply with the requirements of subparagraph
     (B) above and Party B designates an Early Termination Date as a result of the failure, Party B will calculate and certify to Party A the sum of the Loss, costs and expenses actually incurred by Party B as a result of the early termination.

                                     Part 2
                               Tax Representations

(a) Payer Tax Representations. For the purpose of Section 3(e), Party A makes the following representation:

     It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) or amounts treated as interest under applicable tax laws) to be made by it to the other party under this Agreement. In making this representation, it may rely on:

     (i) the accuracy of any representation made by the other party pursuant to Section 3(f);

     (ii)  the satisfaction of the agreement of the other party contained in
           Section 4(a)(i) or 4(a)(iii) and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii); and

     (iii) the satisfaction of the agreement of the other party contained in
           Section 4(d);

     provided that it shall not be a breach of this representation where reliance is placed on clause (ii), and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(b) Payee Tax Representations. For the purpose of Section 3(f), Party A and Party B each represent to the other that, in respect of each Transaction which it enters into through an Office or discretionary agent in the United States of America ("U.S."), each payment received or to be received by it under that Transaction will be effectively connected with its conduct of a trade or business in the U.S.

                                     Part 3
                         Agreement to Deliver Documents

For the purpose of Sections 4(a)(i) and (ii) of this Agreement, each party agrees to deliver the following documents, as applicable (and each party's representation in Section 3(d) will apply to each document required from it as provided below, other than any opinion of counsel):

(a) Documents to be delivered by Party B: (1) the Indenture dated as of June 1, 2001 among Party B, IOS Capital, Inc. ("IOS") and SunTrust Bank (the "Indenture") and (2) the Assignment and

     Servicing Agreement dated as of June 1, 2001 among Party B, IOS Capital, Inc. and IKON Receivables-1, LLC (the "Assignment and Servicing Agreement").

(b) Other documents to be delivered by Party A and Party B: evidence reasonably satisfactory to the other party as to the authority, incumbency and specimen signature of each person executing any document on its behalf in connection with this Agreement, Confirmation of the Transaction and any Credit Support Document.

                                     Part 4
                                  Miscellaneous

(a)  Addresses for Notices. For the purpose of Section 12(a):

     (i)  Addresses for notices or communications to Party A:

                 Deutsche Bank AG, Head Office
                 Taunusanlage 12
                 60262 Frankfurt Germany
                 Attention:  Legal Department
                 Telex:  411836 or 416731 or 41233
                 Answerback:  DBF-D

          With a copy to:

                 Deutsche Bank AG, New York Branch
                 Attention Swap Group
                 31 West 52nd Street
                 New York, New York 10019
                 Telephone:  (212) 469-4338
                 Telex:  429166
                 Answerback:  DEUTNYK

     (ii) Address for notices or communications to Party B:

                 IKON Receivables, LLC
                 1738 Bass Road
                 P.O. Box 9115
                 Macon, Georgia  31208

          With a copy to:

                 General Counsel
                 IKON Office Solutions, Inc.
                 70 Valley Stream Parkway
                 Malvern, Pennsylvania 19355

          With a copy to the Credit Support Provider:

                 Ambac Assurance Corporation
                 One State Street Plaza
                 New York, New York 10004
                 Attention:  General Counsel

(b)  Process Agent. For the purpose of Section 13(c):

     Party A appoints as its Process Agent: None.

     Party B appoints as its Process Agent: None.

(c)  Offices. The provisions of Section 10(a) will apply to this Agreement.

(d)  Multibranch Party. For the purpose of Section 10(c):

     Party A is not a Multibranch Party.

     Party B is not a Multibranch Party.

(e) Calculation Agent. The Calculation Agent is Party A unless Party A is a Defaulting Party, in which case SunTrust Bank or its designee will be the Calculation Agent.

(f)  Credit Support Document.

     With respect to Party A: the Credit Support Annex.

     With respect to Party B: that certain Financial Guaranty Insurance Policy issued by Ambac Assurance Corporation in favor of Party A dated as of June 28, 2001 (the "Policy"), as the same may be amended from time to time.

(g)  Credit Support Provider.

     Credit Support Provider in relation to Party A: Not applicable.

     Credit Support Provider in relation to Party B: Ambac Assurance Corporation, a Wisconsin stock insurance corporation, pursuant to the Policy.

(h) Governing Law. This Agreement will be governed by and construed in accordance with the law of the State of New York, without reference to choice of laws doctrine.

(i) Netting of Payments. Sub-paragraph (ii) of Section 2(c) of this Agreement will apply.

(j) Affiliate. Affiliate will have (i) with respect to Party A, the meaning specified in Section 14, and (ii) with respect to Party B, is not applicable.

                                     Part 5
                                Other Provisions

(a) Set-off. The definition of "Set-off" is hereby amended to mean the set-off, offset, combination of accounts, right of retention or withholding or similar right or requirement to which the payer of an amount under Section 6 is entitled or subject, arising under this Agreement that is exercised by, or imposed on, such payer. Neither Party A nor Party B may Set-off amounts which may arise under another contract or agreement between such parties against obligations under this Agreement.

(b) Covenant Not to Institute Proceedings. Prior to the date that is one year and one day after the date on which all of the Notes (as defined in the Indenture) have been paid in full, Party A shall not acquiesce, petition or otherwise invoke or cause Party B to invoke the process of any bankruptcy court of other governmental authority for the purpose of commencing or sustaining a case against Party B under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of Party B or any substantial part of their respective properties or the winding up or liquidation of affairs of Party B. Party A acknowledges that Party B is a legal entity separate from any other entity and that the holders of the Notes have relied on such separateness, and Party A agrees, which agreement shall be enforceable by such holders at law or through an action for specific performance, not to seek or support the substantive consolidation of Party B with any other entity as long as the Notes remain outstanding. The provisions of this clause (b) shall survive any termination of this Agreement.

(c) Successors. Notwithstanding any limitation imposed by Section 7 of this Agreement or any other provision of this Agreement to the contrary, the term "Party B" shall include all successors in interest to Party B pursuant to its limited liability company agreement, and no consent of Party A shall be required for any transfer or assignment to such successor in interest.

(d) Limited Recourse; No Petition for Bankruptcy. Notwithstanding the provisions of this Agreement which impose on Party B an obligation (including any indemnity given hereunder) at any time to make any payment to Party A, the rights of recourse of Party A for the obligations of Party B hereunder shall be limited to amounts available under the terms of the Indenture and Assignment and Servicing Agreement. Accordingly, Party A shall have no claim for recourse against Party B or any of its directors, officers, or affiliates, in respect of any amount which is or remains unsatisfied after the application of those funds and any obligations hereunder of Party B not so satisfied will automatically be extinguished. Party A, by entering into this Agreement, hereby covenants and agrees that, in connection with any obligations of Party B under this Agreement, Party A will not institute against Party B, or join in any institution against Party B of, any proceeding under any bankruptcy, insolvency or similar law until the Notes have been paid in full and the longest applicable preference period has lapsed. The provisions of this clause (e) shall survive any termination of this Agreement.

(e) Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDINGS ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT, ANY CREDIT SUPPORT DOCUMENT OR THE TRANSACTION.

(f) Swap Exemption. Each party hereto represents to the other party on and as of the date hereof and on each date on which a Transaction is entered into between them hereunder, in connection with the negotiation of, the entering into, and the execution of this Agreement, any Credit Support Document to which it is a party, each Transaction and any other documentation relating to this Agreement to which it is a party, that:

     (i) This Agreement and each Transaction constitute a "swap agreement" within the meaning of the United States Commodity Futures Trading Commission Regulations ("CFTC Regulations") Section 35.1(b)(1),
           Section 101(53)(B) of the U.S. Bankruptcy Code and the CFTC Policy Statement concerning Swap Transactions, 54 Fed. Reg. 30694 (July 21,
           1989) (the "CFTC Swap Policy Statement").

     (ii) It is an "eligible swap participant" as defined in Section 35.1(b)(2) of the CFTC Regulations.

     (iii) Neither this Agreement nor any Transaction is one of a fungible class of agreements that are standardized as to their material economic terms, with the meaning of Section 35.2(b) of the CFTC Regulations.

     (iv) The economic terms of this Agreement, any Credit Support Document to which it is a party and the Transaction have been individually tailored and negotiated by it, and the creditworthiness of the other party was a material consideration in its entering into or determining the terms of this Agreement, any such Credit Support Document and the Transaction (including, without limitation, pricing, cost and credit enhancement terms), within the meaning of Section 35.2(c) of the CFTC Regulations.

     (v) It has entered into this Agreement and the Transaction in conjunction with a line of its business (including financial intermediation services) or the financing of its business, within the meaning of the CFTC Swap Policy Statement.

(g) Relationship between Parties. In connection with the negotiation of, the entering into, and the confirming of this Agreement, and any other documentation relating to this Agreement, including any Credit Support Document, to which it is a party or that it is required by this Agreement to deliver, each party hereby represents and warrants, and, in connection with the negotiation of, the entering into and the confirming of the execution of the Transaction, each party will be deemed to represent, to the other party as of the date hereof (or in connection with the Transaction, as of the date which it entered into the Transaction) that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for the Transaction):

     (i) Non Reliance. It is acting for its own account, and it has made its own independent decisions to enter into the Transaction and as to whether the Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into the Transaction; it being understood that information and explanations related to the terms and conditions of the Transaction shall not be considered investment advice or a recommendation to enter into the Transaction. No communications (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of the Transaction.

     (ii) Assessment and Understanding. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of the Transaction. It is also capable of assuming, and assumes, the risks of the Transaction. It has determined to its satisfaction whether or not the rates, prices or amounts and other economic terms of the Transaction and the indicative quotations (if any) provided by the other party reflect those in the relevant market for similar transactions, and all trading decisions have been the result of arm's length negotiations between the parties.

     (iii) Status of Parties. The other party is not acting as a fiduciary for or an adviser to it in respect of the Transaction.

(h) Applicable Only to One Rate Swap Transaction. This Agreement shall be effective only for a single rate swap transaction between the parties hereto with a specified Effective Date identical to the issue date for the Notes (as defined in Part 1(p) of this Schedule) (the "Transaction"), except that, there shall be two separate confirmations relative to this Agreement, one such confirmation for the Class A-3 Notes and one such confirmation for the Class A-4 Notes.

(i) Amendments/waivers. Section 9(b) of this Agreement is hereby amended by (i) adding the words "or any Credit Support Documents" after the word "Agreement" in the first line thereof and (ii) by adding the words "and the Credit Support Provider" after the word "parties" on the third line thereof.

(j) Payments on Early Termination. Notwithstanding the printed provisions of this Agreement, Party B shall be under no obligation to make a payment to Party A pursuant to Section 6(e) of this Agreement as modified by this Schedule unless such termination is at the direction of the Credit Support Provider pursuant to Part 5(r)(i) of this Schedule, provided that, in the event that, as a result of a termination other than at the direction of the Credit Support Provider pursuant to Part 5(r)(i) of this Schedule, a qualifying substitute counterparty replaces Party A in accordance with this Agreement as modified by this Schedule, any payment made by such substitute counterparty in order to assume the position of substitute counterparty may be made to Party A to the extent of the amount that would have been payable by Party B to Party A pursuant to Section 6(e) of this Agreement except for this paragraph (j).

(k) Confidential Information. Each party may share any information concerning the other party with any of its Affiliates.

(l) Consent to Telephonic Recording. Each party consents to the monitoring or recording, at any time and from time to time and to the extent lawful, by the other party or its affiliates of the telephone conversations of trading and marketing personnel of the parties and their authorized representatives or its affiliates in connection with this Agreement or the Transaction; and the parties waive any further notice of such monitoring or recording and agree and to the extent lawful to give proper notice and obtain any necessary consent of such personnel for any such monitoring or recording, provided that, each party or its affiliates shall have the right to receive a copy of any such recording upon which the other party or its affiliates would seek to rely in the event of a dispute.

(m) Change of Account. Section 2(b) of this Agreement is hereby amended by the addition of the following after the word "delivery" in the first line thereof:

     "to another account in the same legal and tax jurisdiction as the original account."

(n) Information Relating to Assets. Party A may request Party B to obtain the Servicer Report (as defined in the Assignment and Servicing Agreement) and any other reasonably available reports, notices, financial statements or other information in respect of the assets of Party B that are to be amounts available under the Indenture for payments due to Party A under this Agreement.

(o) Transfers/Assignments. Prior notice of any transfer of rights, obligations or interests under or in this Agreement must be given to the Rating Agencies and the Credit Support Provider.

(p) Notwithstanding anything to the contrary in this Agreement, Party B will in no circumstances be required to make any payment of additional amounts of the kinds contemplated in Section 2(d) of this Agreement.

(q) Amendments. (i) Notwithstanding anything to the contrary contained in the Agreement, Party A and Party B may not amend the terms of the Transaction in a material way without first obtaining written confirmation from each Rating Agency that such amendment will not result in a reduction, downgrade or withdrawal of the then current rating of the Notes by such Rating Agency.

     (ii) The Indenture shall not be modified in a way which could reasonably be expected to have a direct and material adverse effect on Party A with respect to the Transaction without the prior written consent of Party A, which consent shall not be unreasonably withheld.

(r)  Credit Support Provider.

     (i) If any event which would have been an Event of Default under Section 5(a) occurs with respect to Party B as the Defaulting Party, then the Credit Support Provider shall have the right (but not the obligation) upon notice to Party A, to designate an Early Termination Date with respect to Party B, with the same effect as if such designation were made by Party A.

     (ii) Notwithstanding Section 2(e), the Credit Support Provider shall not have any obligation to pay any additional amount calculated by application of the Default Rate on any amount which accrued under this Agreement, provided that, the Credit Support Provider shall be obligated to pay interest following a payment default of the Credit Support Provider at the Default Rate minus 1.00%.

     (iii) Party A and Party B hereby acknowledge and agree that (a) the Credit Support Provider shall be a third party beneficiary under this Agreement and under the Confirmation, entitled to enforce its rights hereunder and thereunder and (b) the Credit Support Provider's obligations with respect to this Agreement and the Confirmation shall be limited to the terms of the Policy.

     (iv) Party A and Party B hereby acknowledge that to the extent of payment made by the Credit Support Provider to Party A under the Policy, the Credit Support Provider shall be fully subrogated to the rights of Party A against Party B under the Transaction to which such payments relate, including, but not limited to, the right to receive payment from Party B and the enforcement of any remedies. Party A hereby agrees to assign to the Credit Support Provider its right to receive payment from Party B under the Transaction to the extent of any payment thereunder by the Credit Support Provider to Party A. Party B hereby acknowledges and consents to the assignment by Party A to the Credit Support Provider of any rights and remedies that Party A has under the Transaction or any other document executed in connection herewith.

     (v) The representations of Section 3 made by each party to the other party shall also be deemed made to the Credit Support Provider as provided in Section 3.

     (vi)  Section 10 is hereby amended to add the following subsection:

           "(c) Any notice that is required to be given to any party shall also be given to the Credit Support Provider."

     (vii) Party A and Party B hereby confirm that in the event Party B fails to make a payment required by this Agreement or the Confirmation and the Credit Support Provider makes such payment on behalf of Party B pursuant to the Policy, such non-payment by Party B shall not constitute an Event of Default with respect to Party B under this Agreement or the Confirmation.

     IN WITNESS WHEREOF, the parties hereto have caused this Schedule to be duly executed by their officer, hereunto duly authorized, with effect from the date specified on the first page of this Schedule.

                                        IKON RECEIVABLES, LLC, as Issuer

                                        By: IKON RECEIVABLES FUNDING, INC., its
                                        Manager

                                        By /s/ Russell Slack
                                          -------------------------------------
                                          Name: Russell Slack
                                          Title: President

                                        DEUTSCHE BANK AG, NEW YORK BRANCH

                                        By /s/ Susan N. Isquith
                                          -------------------------------------
                                          Name: Susan N. Isquith
                                          Title: Director Credit Risk Managment

                                        By Paul B. McHugh
                                          -------------------------------------
                                          Name: Paul B. McHugh
                                          Title: Director Credit Risk Management

                                                              [Class A-3/Issuer]

                                                                   June 28, 2001

                              Rate Swap Transaction

IKON RECEIVABLES, LLC, a Delaware
Limited Liability Company (the
"Issuer"), formed pursuant to that
certain Limited Liability Company
Agreement dated as of January 20,
1999, as amended between IKON
Receivables Funding, Inc., as
Manager and IKON Receivables-1,
LLC.

Ladies and Gentlemen:

     The purpose of this letter agreement (this "Confirmation") is to confirm the terms and conditions of the transaction entered into between us on the Trade Date specified below (the "Transaction"). This letter agreement constitutes a "Confirmation" as referred to in the Master Agreement specified below.

     The definitions and provisions contained in the 1998 Supplement to the 1991 ISDA Definitions and the 1991 ISDA Definitions (each, as published by the International Swaps and Derivatives Association, Inc.) are incorporated into this Confirmation (referred to herein as the "1998 ISDA Definitions" and the "1991 ISDA Definitions" respectively, or collectively referred to as the "ISDA Definitions"). For these purposes, all references in those Definitions to a "Swap Transaction" shall be deemed to apply to the Transaction referred to herein. In the event of any inconsistency between the 1998 ISDA Definitions and the 1991 ISDA Definitions, the 1998 ISDA Definitions shall prevail. In the event of any inconsistency between the ISDA Definitions and this Confirmation, this Confirmation will govern. Each party represents and warrants to the other that
(i) it is duly authorized to enter into the Transaction and to perform its obligations hereunder and (ii) the person executing and delivering this Confirmation on behalf of the party is duly authorized to execute and deliver it.

     1. This Confirmation supplements, forms part of, and is subject to, the Master Agreement dated as of June 28, 2001, as amended and supplemented from time to time (the "Agreement"), between the Issuer and Deutsche Bank AG, New York Branch ("DB"). All provisions contained in the Agreement govern this Confirmation except as expressly modified below.

     2. The terms of the particular Transaction to which this Confirmation relates are as follows:

Notional Amount:                        For each Calculation Period, the aggregate outstanding
                                        principal balance of the IKON Receivables LLC Lease-Backed
                                        Notes, Series 2001-1 Class A-3 Notes (the "Issuer
                                        Securities"), used as the basis for calculating the
                                        regularly scheduled Class A-3 Interest Payments thereunder for the interest period thereunder scheduled to begin and
                                        end on the first and last days, respectively, of that
                                        Calculation Period, as such Interest Payment amount is
                                        identified (subject to part 5 hereof) to DB by the entity
                                        acting at the relevant time as the servicer under the
                                        Assignment and Servicing Agreement (the "Servicer"). The
                                        Notional Amount for the initial Calculation Period is
                                        U.S.$260,000,000.

Trade Date:                             June 20, 2001.

Effective Date:                         June 28, 2001.

Termination Date:                       The earlier of the date on which the Notional Amount is
                                        reduced to zero, and January 16, 2006.

Fixed Amounts:
-------------

     Fixed Rate Payer:                  The Issuer.

     Fixed Rate:                        4.825% per annum.

     Fixed Rate Day Count Fraction:     30/360

     Fixed Rate Payer Period End
        Dates:                          The 15th calendar day of each month in each year prior to
                                        and including the Termination Date, commencing on July 15,
                                        2001, with No Adjustment.

     Fixed Rate Payer Payment
        Dates:                          Each Fixed Rate Payer Period End Date, subject to
                                        adjustment in accordance with the Following Business Day
                                        Convention.

     Fixed Rate Payer Initial           Accrues from and including June 28, 2001 to but excluding
        Calculation Period:             July 15, 2001, with No Adjustment of Period End Dates.

Floating Amounts:
----------------

Floating Rate Payer:                    DB.

Floating Rate Payer Period End
   Dates:                               The 15th calendar day of each month in each year prior to, and including, the Termination Date, commencing on
                                        July 15, 2001, subject to adjustment in accordance with
                                        the Following Business Day Convention.

Floating Rate Payer Payment Dates:      Each Floating Rate Payer Period End Date.

Floating Rate Payer Initial
   Calculation Period:                  Accrues from and including June 28, 2001, to but
                                        excluding, July 16, 2001, with Adjustment of Period End
                                        Dates.

Floating Rate Option                    USD-LIBOR-BBA

Designated Maturity                     One Month

Spread:                                 Plus 0.23%

Floating Rate Day Count
   Fraction:                            Actual /360

Reset Dates:                            The first day of each Calculation Period.

Designated Maturity For Initial
   Calculation Period:                  One-month

Business Days:                          New York.

Calculation Agent:                      DB, except as otherwise provided in the Agreement.

   3.   Account Details

   Account for Payments to the Issuer:

        SunTrust Bank
        ABA# 061000104
        DDA# 9088000008
        Reference:  Collection Account; IKON Receivables, LLC Lease-Backed
           Notes, Series 2001-1

     Account for Payments to DB:

        Deutsche Bank, New York
        ABA Number: 026 003 780
        Account Number:  100440170004
        Reference: IKON Receivables, LLC Lease-Backed Notes, Series 2001-1

     4. Offices

     The Office of DB for the Transaction (and for purposes of notices) is at the address specified for notices to it in the Schedule to the Agreement. The Office of the Issuer for the Transaction (and for purposes of notices) is at the address specified for notices to it in the Schedule to the Agreement.

     5. Other Terms

     The Assignment and Servicing Agreement dated as of June 28, 2001 (the "Assignment and Servicing Agreement") by and among IKON Receivables, LLC, IOS Capital, Inc., as originator and servicer, and IKON Receivables-1 LLC, as seller, sets forth the agreement of IOS Capital, Inc., as Servicer, with respect to its duties to communicate to the Issuer and DB information relating to the interest scheduled to be paid by the Issuer from time to time under the Issuer Securities. Neither party to the Transaction will have any responsibility to the other in connection with any failure by the servicer to perform any of those duties or any delay by it in doing so. Nothing in this provision shall affect the rights of the parties hereto against the servicer for the failure by it to perform its obligations under the Assignment and Servicing Agreement as set forth herein.

     THE AGREEMENT AND THIS CONFIRMATION REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR OR CONTEMPORANEOUS WRITTEN OR ORAL AGREEMENTS BETWEEN THE PARTIES OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Confirmation enclosed for that purpose and returning it to us or by sending to us a letter or telex substantially similar to this letter, which letter or telex sets forth the material terms of the Transaction to which this Confirmation relates and indicates agreement to those terms.

Yours sincerely,

DEUTSCHE BANK AG, NEW YORK BRANCH

By: /s/ Susan N. Isquith
   -------------------------
Name: Susan N. Isquith
Title: Director Credit Risk Management

By: /s/ Paul B. McHugh
   -------------------------
Name: Paul B. McHugh
Title: Director Credit Risk Management

Confirmed as of the date first
above written:

IKON RECEIVABLES, LLC, as Issuer

By: IKON RECEIVABLES FUNDING,
INC., its Manager

By: /s/ Russell Slack
   -------------------------
   Name: Russell Slack
   Title: President

                [Signature Page to Class A-3/Issuer Confirmation]

                                                              [Class A-4/Issuer]



                                                                   June 28, 2001

                              Rate Swap Transaction

IKON RECEIVABLES, LLC, a
Delaware Limited Liability Company
(the "Issuer"), formed pursuant to
that certain Limited Liability
Company Agreement dated as of
January 20, 1999, as amended
between IKON Receivables Funding,
Inc., as Manager and IKON
Receivables-1, LLC.

Ladies and Gentlemen:

     The purpose of this letter agreement (this "Confirmation") is to confirm the terms and conditions of the transaction entered into between us on the Trade Date specified below (the "Transaction"). This letter agreement constitutes a "Confirmation" as referred to in the Master Agreement specified below.

     The definitions and provisions contained in the 1998 Supplement to the 1991 ISDA Definitions and the 1991 ISDA Definitions (each, as published by the International Swaps and Derivatives Association, Inc.) are incorporated into this Confirmation (referred to herein as the "1998 ISDA Definitions" and the "1991 ISDA Definitions" respectively, or collectively referred to as the "ISDA Definitions"). For these purposes, all references in those Definitions to a "Swap Transaction" shall be deemed to apply to the Transaction referred to herein. In the event of any inconsistency between the 1998 ISDA Definitions and the 1991 ISDA Definitions, the 1998 ISDA Definitions shall prevail. In the event of any inconsistency between the ISDA Definitions and this Confirmation, this Confirmation will govern. Each party represents and warrants to the other that
(i) it is duly authorized to enter into the Transaction and to perform its obligations hereunder and (ii) the person executing and delivering this Confirmation on behalf of the party is duly authorized to execute and deliver it.

     1. This Confirmation supplements, forms part of, and is subject to, the Master Agreement dated as of June 28, 2001, as amended and supplemented from time to time (the "Agreement"), between the Issuer and Deutsche Bank AG, New York Branch ("DB"). All provisions contained in the Agreement govern this Confirmation except as expressly modified below.

     2. The terms of the particular Transaction to which this Confirmation relates are as follows:

Notional Amount:    For each Calculation  Period, the aggregate outstanding
                    principal balance of the IKON Receivables LLC Lease-Backed
                    Notes, Series 2001-1 Class A-4 Notes (the "Issuer
                    Securities"), used as the basis for calculating the regularly scheduled Class A-4 Interest Payments thereunder for the interest period thereunder scheduled to begin and end on the first and last days, respectively, of that Calculation Period, as such Interest Payment amount is identified (subject to part 5 hereof) to DB by the entity acting at the relevant time as the servicer under the Assignment and Servicing Agreement (the "Servicer"). The
                    Notional Amount for the initial Calculation Period is U.S.$126,200,000.

Trade Date:         June 20, 2001.

Effective Date:     June 28, 2001.

Termination Date:   The earlier of the date on which the Notional Amount is
                    reduced to zero, and October 15, 2008.

Fixed Amounts:
-------------

Fixed Rate Payer:   The Issuer.

Fixed Rate:         5.435% per annum.

Fixed Rate          30/360
 Day Count
 Fraction:

Fixed Rate          The 15th calendar day of each month in each year prior to,
 Payer Period       and including, the Termination Date, commencing on July 15,
 End Dates:         2001, with No Adjustment.



Fixed Rate Payer
 Payment Dates:     Each Fixed Rate Payer Period End Date, subject to adjustment in accordance with the Following Business Day Convention.




Fixed Rate Payer
 Initial
 Calculation        Accrues from and including June 28, 2001 to but excluding
 Period:            July 15, 2001, with No Adjustment of Period End Dates.

Floating Amounts:
----------------

Floating Rate       DB.
 Payer:

Floating Rate Payer The 15th calendar day of each month in each year prior to,
 Period End Dates:  and including, the Termination Date, commencing on July 15,
                    2001, subject to adjustment in accordance with the Following Business Day Convention.


Floating Rate       Each Floating Rate Payer Period End Date.
 Payer Payment
 Dates:


Floating Rate       Accrues from and including  June 28,  2001, to but
 Payer Initial      excluding, July 16,  2001, with Adjustment of Period End
 Calculation        Dates.
 Period:


Floating Rate       USD-LIBOR-BBA
 Option

Designated          One Month
 Maturity

Spread:             Plus 0.26%

Floating Rate       Actual /360
 Day Count
 Fraction:

Reset Dates:        The first day of each Calculation Period.

Designated
 Maturity For
 Initial
 Calculation
 Period:            One-month


Business Days:      New York.

Calculation Agent:  DB, except as otherwise provided in the Agreement.


   3.       Account Details

   Account for Payments to the Issuer:

            SunTrust Bank
            ABA# 061000104
            DDA# 9088000008

          Reference:  Collection Account; IKON Receivables, LLC
             Lease-Backed Notes, Series 2001-1

     Account for Payments to DB:

          Deutsche Bank, New York
          ABA Number: 026 003 780
          Account Number:  100440170004
          Reference: IKON Receivables, LLC Lease-Backed Notes,
          Series 2001-1

     4.   Offices

     The Office of DB for the Transaction (and for purposes of notices) is at the address specified for notices to it in the Schedule to the Agreement. The Office of the Issuer for the Transaction (and for purposes of notices) is at the address specified for notices to it in the Schedule to the Agreement.

     5.   Other Terms

     The Assignment and Servicing Agreement dated as of June 28, 2001 (the "Assignment and Servicing Agreement") by and among IKON Receivables, LLC, IOS Capital, Inc., as originator and servicer, and IKON Receivables-1 LLC, as seller, sets forth the agreement of IOS Capital, Inc., as Servicer, with respect to its duties to communicate to the Issuer and DB information relating to the interest scheduled to be paid by the Issuer from time to time under the Issuer Securities. Neither party to the Transaction will have any responsibility to the other in connection with any failure by the servicer to perform any of those duties or any delay by it in doing so. Nothing in this provision shall affect the rights of the parties hereto against the servicer for the failure by it to perform its obligations under the Assignment and Servicing Agreement as set forth herein.

     THE AGREEMENT AND THIS CONFIRMATION REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR OR CONTEMPORANEOUS WRITTEN OR ORAL AGREEMENTS BETWEEN THE PARTIES OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Confirmation enclosed for that purpose and returning it to us or by sending to us a letter or telex substantially similar to this letter, which letter or telex sets forth the material terms of the Transaction to which this Confirmation relates and indicates agreement to those terms.

Yours sincerely,

DEUTSCHE BANK AG, NEW YORK BRANCH

By: /s/ Susan N. Isquith
   --------------------------------
Name: Susan N. Isquith
Title: Director Credit Risk Management

By: /s/ Paul B. McHugh
   --------------------------------
Name: Paul B. McHugh
Title: Director Credit Risk Management

Confirmed as of the date first
above written:

IKON RECEIVABLES, LLC, as Issuer

By: IKON RECEIVABLES FUNDING,
INC., its Manager

By: /s/ Russell Slack
   --------------------------------
   Name: Russell Slack
   Title: President

                [Signature Page to Class A-4/Issuer Confirmation]